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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549






                                    FORM 8-K
                                 CURRENT REPORT






    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - MAY 11, 1998









                         MINNESOTA POWER & LIGHT COMPANY
                             A Minnesota Corporation
                           Commission File No. 1-3548
                   IRS Employer Identification No. 41-0418150
                             30 West Superior Street
                             Duluth, Minnesota 55802
                           Telephone - (218) 722-2641

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ITEM 5.  OTHER EVENTS.

Reference is made to Minnesota Power & Light Company's (Minnesota Power or Company) Annual Report on Form 10-K for the year ended December 31, 1997 for background information on the following updates (1997 Form 10-K). Cited references are to the Company's 1997 Form 10-K.


Ref. Page 1 - First Paragraph

On May 12, 1998 Minnesota Power shareholders approved changing the Company's name to Minnesota Power, Inc. The new name recognizes the Company's transition from a traditional regional electric utility to a diversified corporation that serves a broad range of customers across North America. The new name builds logically from the Company's current identity and preserves the Company's Minnesota heritage. The new name is expected to become effective on May 27, 1998.


Ref. Page 12 - Insert after Sixth Paragraph.


On May 11, 1998 Florida Water Services Corporation, a wholly owned subsidiary of the Company, signed an asset purchase and sale agreement to purchase Palm Coast Utility Corporation (PCUC) from ITT Industries, Inc. (ITT). PCUC provides service to 16,000 water and 14,000 wastewater customers in Flagler County, Florida. The Company was granted an option to acquire PCUC in 1996 when the Company acquired certain real estate assets from ITT in the PCUC service territory.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                              Minnesota Power & Light Company
                                            -----------------------------------
                                                       (Registrant)





May 15, 1998                                           D. G. Gartzke
                                            -----------------------------------
                                                       D. G. Gartzke
                                              Senior Vice President - Finance
                                                 and Chief Financial Officer



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